Exhibit 99.1

CONTACT:	Edward Heffernan Chief Financial Officer Alliance Data Systems Tel: 972-348-5191 Media: Shelley Whiddon Tel: 972-348-4310
ALLIANCE DATA REITERATES 2005 AND 2006 GUIDANCE
Stronger than expected performance expected to offset higher than anticipated bankruptcy reform bill expenses in Q4 2005
DALLAS, Texas, November XX, 2005 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced, in conjunction with an investor conference to be held this afternoon, that it is comfortably tracking to the high end of its previously disclosed guidance for full-year 2005 and reiterating its previous guidance for full-year 2006.
     Specifically, the recently enacted bankruptcy reform legislation caused an acceleration of consumer bankruptcy filings prior to implementation of this legislation in October 2005. Due to the backlog in the court system from this increase in consumer bankruptcy filings, the timing impact of the new legislation could not be fully quantified until recently. Previously, the Company anticipated that it would incur approximately $5.0 million to $6.0 million in incremental expenses in the fourth quarter 2005 due to the timing impact of the new legislation. Now that the consumer bankruptcy filings have been completed and quantified, the Company has determined that the estimate for the incremental expenses will be approximately double the previous estimate. These incremental expenses will be incurred in October and November, while December is tracking favorably versus its typical pattern.
     “While we have seen a higher than anticipated timing impact from the bankruptcy legislation, we remain confident in our future and as such are comfortable reiterating our previously disclosed guidance for the full-year 2005 and the full-year 2006”, commented Mike Parks, Alliance Data chairman and CEO. “For 2005, stronger than expected performances in our AIR MILES® Reward Program, Epsilon and Utility businesses along with solid growth in our Private Label credit sales and portfolio are expected to absorb and offset the additional bankruptcy expense. In addition, business trends remain strong across all businesses. Specifically, in Private Label, based upon current delinquency trends, we expect stable credit quality throughout 2006. Furthermore, we anticipate that the first quarter of 2006 may be favorably impacted by the acceleration of bankruptcy expenses into the fourth quarter of 2005, although this benefit has not yet been quantified and is not reflected in current guidance.”

About Alliance Data
Alliance Data (NYSE:ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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